UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2005

Commission File Number 000-23745

BNP US FUNDING L.L.C.

(Exact name of registrant as specified in its charter)

Delaware	13-3972207
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

787 Seventh Avenue New York, NY	10019
(Address of principal executive offices)	(Zip Code)

(212) 841-2000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02            Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On December 16, 2005, Olivier Meisel resigned his position as President of the Company with immediate effect.

Upon Mr. Meisel’s resignation, Martine Billeaud was appointed to the position of President of the Company on December 16, 2005. Ms. Billeaud, 60, currently serves as a director of the Company and as Head of Medium and Long Term Funding in the Assets and Liabilities Management Department at BNP Paribas, the parent of the Company. She has held the latter position since 2000 and served in a comparable role at Banque Nationale de Paris (a predecessor of BNP Paribas) from 1994 through 2000. Ms. Billeaud is also a Vice-President and Manager of the BNP Paribas US Medium-Term Note Program and the BNP Paribas US Structured Medium-Term Note Program, and a director of BNP Paribas Capital Preferred L.L.C., BNP Paribas Capital Preferred II L.L.C., BNP Paribas Capital Preferred III L.L.C., BNP Paribas Capital Preferred IV L.L.C., BNP Paribas Capital Preferred V L.L.C. and BNP Paribas Capital Preferred VI L.L.C. Ms. Billeaud is a graduate of the Institut de Sciences Politiques de Paris.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BNP US FUNDING L.L.C.
By	/s/ Thomas Clyne
Name: Thomas Clyne
Title:	Chief Financial Officer and Director

Date:	December 22, 2005

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